                              SAUL CENTERS, INC.
                   SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
                                MARCH 31, 1998

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
                                                 Leasable       Year
                                                   Area       Developed      Land
                                                 (Square     or Acquired     Area    Percentage Leased
       Property                Location            Feet      (Renovated)    (Acres)  Mar-1998  Mar-1997  Anchor/Significant Tenants
-----------------------  ----------------------  ---------  --------------  -------  --------  --------  ---------------------------
SHOPPING CENTERS
----------------

  Ashburn Village        Ashburn, VA               108,204       1994         12.7      98%      100%    Giant Food, Blockbuster

  Beacon Center          Alexandria, VA            350,022    1972 (1993)     32.3      97%       69%    Lowe's, Giant Food, Office
                                                                                                         Depot, Outback Steakhouse,
                                                                                                         Marshall's, Sneaker
                                                                                                         Stadium, Hollywood Video

  Belvedere              Baltimore, MD              54,941       1972          4.8     100%      100%    Food King, Rite Aid

  Boulevard              Fairfax, VA                56,578       1994          5.0     100%      100%    Danker Furniture, Petco

  Clarendon              Arlington, VA               6,940       1973          0.5     100%      100%

  Clarendon Station      Arlington, VA               4,868       1996          0.1      55%      100%

  Crosstown              Tulsa, OK                 197,135       1975         21.5       7%       27%

  Flagship Center        Rockville, MD              21,500    1972, 1989       0.5     100%      100%

  French Market          Oklahoma City, OK         213,658  1974 (1984/98)    13.8      63%       92%    Bed Bath & Beyond,
                                                                                                         Lakeshore Learning Center,
                                                                                                         Fleming Food, Furr's
                                                                                                         Cafeteria

  Germantown             Germantown, MD             26,241       1992          2.7     100%       97%

  Giant                  Baltimore, MD              70,040    1972 (1990)      5.0     100%      100%    Giant Food

  The Glen               Lake Ridge, VA            112,639       1994         14.7     100%      100%    Safeway Marketplace, CVS
                                                                                                         Pharmacy

  Great Eastern          District Heights, MD      255,448    1972 (1995)     23.9      89%       90%    Giant Food, Caldor,
                                                                                                         Pep Boys

  Hampshire Langley      Langley Park, MD          134,425    1972 (1979)      9.9      99%       94%    Safeway, McCrory

  Leesburg Pike          Baileys Crossroads, VA     97,888  1966 (1982/95)     9.4      96%      100%    Zany Brainy, CVS Pharmacy,
                                                                                                         Hollywood Video

  Lexington Mall         Lexington, KY             315,711       1974         30.0      86%       97%    McAlpin's, Dawahares of
                                                                                                         Lexington, Rite Aid

  Lumberton              Lumberton, NJ             189,898  1975 (1992/96)    23.3      88%       83%    Super Fresh, Rite Aid,
                                                                                                         Blockbuster, Mandee

  North Washington       Alexandria, VA             41,500       1973          2.0     100%      100%    Mastercraft Interiors

  Olney                  Olney, MD                  53,765    1975 (1990)      3.7      91%       82%    Rite Aid

  Park Road Center       Washington, DC            106,650    1973 (1993)      1.7     100%      100%

  Ravenwood              Baltimore, MD              87,750       1972          8.0     100%      100%    Giant Food

                                                              EXHIBIT
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